Execution Version - Class A-3


        CONFIRMATION FOR U.S. DOLLAR INTEREST RATE SWAP TRANSACTION
                        UNDER 1992 MASTER AGREEMENT

TO:           CNH Equipment Trust 2002-A ("Party B")
              c/o The Bank of New York, as Trustee
              5 Penn Plaza, 16th Floor
              New York, New York 10001
              Attn:    Keith Richardson
                       tel.: 312-336-9730

FROM:         Bank of America, N.A. ("Party A")
              100 N. Tryon Street, NC 1-007-13-01
              Charlotte, North Carolina 28255
              Attn: Capital Markets Documentation

DATE:         March 28, 2002

Our Reference Nos: 342679 / 342682

The purpose of this letter agreement is to confirm the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below (the "Swap Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Master Agreement specified below.

1. The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc., the "Definitions") are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern. Each party represents and warrants to the other that (a) it is duly authorized to enter into this Swap Transaction and to perform its obligations hereunder, (b) the Swap Transaction and the performance of its obligations hereunder do not violate any material obligation of such party, and (c) the person executing this Confirmation is duly authorized to execute and deliver it.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement between us dated as of March 28, 2002 (the "Agreement"). This Confirmation shall supplement, form part of, and be subject to that Agreement, and all provisions contained or incorporated by reference in the Agreement shall govern this Confirmation except as expressly modified below.

2. The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

Trade Date:                            March 20, 2002

Effective Date:                        March 28, 2002

Termination Date:                      The earliest of (i) July 17, 2006
                                       or (ii) when the Notional Amount
                                       hereunder has been reduced to zero,
                                       subject to early termination in
                                       accordance with the terms of the
                                       Agreement.

Calculation Periods:                   For each Payment Date, the period
                                       from and including the immediately
                                       preceding Payment Date to, but
                                       excluding, such Payment Date
                                       (without regard to any Business Day
                                       adjustment in respect of Payment
                                       Dates, in the case of Fixed Rate
                                       Calculation Periods), during the
                                       Term of this Swap Transaction,
                                       except that (a) the initial
                                       Calculation Period will commence on,
                                       and include, the Effective Date, and
                                       (b) the final Calculation Period
                                       will end on, but exclude, the
                                       Termination Date (without regard to
                                       any Business Day adjustment in the
                                       case of the final Fixed Rate
                                       Calculation Period).

                                       Floating Rate Calculation Periods
                                       correspond to "Interest Periods"
                                       under the Indenture dated as of
                                       March 1, 2002, between Party B, as
                                       issuer and Bank One, National
                                       Association, as indenture trustee
                                       (the "Indenture").

Notional Amounts:                      For each Calculation Period, the
                                       Outstanding Amount of the Class A-3
                                       Notes as of the close of business on
                                       the first day of each Floating Rate
                                       Calculation Period. "Outstanding
                                       Amount" and "Class A-3 Notes" each
                                       has the meaning specified in
                                       Appendix A to the Indenture.

Payment Dates:                         The 15th day of each month, subject
                                       to the Following Business Day
                                       Convention, corresponding to
                                       "Payment Dates" under the Indenture.



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

Fixed Amounts:
    Fixed Rate Payer:                   Party B

    Fixed Rate Payer Payment Dates:     The 15th day of each month, commencing
                                        April 15, 2002, subject to the
                                        Following Business Day Convention.

    Fixed Rate:                         4.213%

    Fixed Rate Day Count Fraction:      30/360
                                        Fixed Rate Payer Payment Amounts:
                                        For each Payment Date, in respect of
                                        a Calculation Period, the product of
                                        (a) the Fixed Rate, (b) the Fixed
                                        Rate Day Count Fraction and (c) the
                                        Notional Amount for such Calculation
                                        Period.


Floating Amounts:

    Floating Rate Payer:               Party A

    Floating Rate Payer Payment Dates: The 15th day of each month, commencing April 15, 2002, subject
                                       to the Following Business Day
                                       Convention.

    Floating Rate:                     USD-LIBOR-BBA (set two London
                                       Banking Days prior to the first day
                                       of each Calculation Period).

    Designated Maturity:               One month.

    Initial Floating Rate:             USD-LIBOR-BBA (set two London
                                       Banking Days prior to the Effective
                                       Date).


    Spread:                            None

    Floating Rate Day Count Fraction:  Actual/360

    Floating Rate Payer
    Payment Amounts:                   For each Payment Date in respect of
                                       a Calculation Period, the product of
                                       (a) the Floating Rate, (b) the
                                       Floating Rate Day Count Fraction,
                                       and (c) the Notional Amount.



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

    Reset Dates:                       Other than in connection with the
                                       Initial Floating Rate, on each
                                       Payment Date beginning with the
                                       April Payment Date, the Floating
                                       Rate (as determined two London
                                       Banking Days prior to each such
                                       Payment Date) will reset for the
                                       Floating Rate Calculation Period
                                       commencing on each such Payment
                                       Date.

Compounding:                           Inapplicable

Business Days:                         New York

Business Day Convention:               Following (in respect of Payment
                                       Dates and Floating Rate Calculation
                                       Period End Dates only).


Calculation Agent:                     Party A


3.   Market Quotation.

     Notwithstanding the definition of "Market Quotation" in the Agreement, for purposes of determining Market Quotations in respect of this Transaction, Market Quotation shall mean a quotation from a Dealer (as defined herein), acceptable to both parties, of the amount, if any, that such Dealer would demand to receive or would offer to pay in consideration of such Dealer entering into an agreement with the Requesting Party (as defined herein), with such documentation as the Dealer and the Requesting Party may in good faith agree, which would have the effect of preserving for the Requesting Party the economic equivalent of the parties' rights and obligations under the Agreement; provided that, any such quotation shall not constitute a Market Quotation hereunder unless the Dealer shall have submitted, in connection with such quotation, a Dealer Certification (as defined herein).

     If at least one Market Quotation from a Dealer other than Party A is provided, the Requesting Party shall then have the option to either: (i) accept the arithmetic mean of the Market Quotations; or (ii) require the party to the Agreement that is not the Requesting Party (the "Non-Requesting Party") to assign, at the cost of the Non-Requesting Party, its rights and obligations under the Agreement to one of the Dealers providing Market Quotations; provided that (a) such assignment must be pursuant to documentation that is reasonably acceptable to the Requesting Party, and (b) the Requesting Party must receive such opinions and assurances as it reasonably requests in connection with such assignment.



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

     In the event that no other Market Quotations are obtained, Party A may be the sole source of Market Quotations, so long as its calculations are made on the basis of a hypothetical transaction of like terms but with a notional amortization as set forth on Schedule A hereto and an option to reduce the notional to a substantially faster notional amortization.

     For purposes of this Section:

                  "Dealer" means a leading dealer in the relevant markets (and may include Party A).

                  "Dealer Certification" means a certificate, executed by a Dealer, representing that: (i) the Dealer is qualified and authorized to enter into an assignment of the Agreement; (ii) the Dealer has reviewed the terms of the Agreement in full and has provided a bid on the basis of such terms; and (iii) upon the request of the Requesting Party, the Dealer will accept an assignment of the Non-Requesting Party's rights and obligations under the Agreement in exchange for or by payment of the amount of its bid.

                  "Requesting Party" means: (i) Party B in the case of an Event of Default where Party A is the Defaulting Party or a Termination Event where Party A is the Affected Party; and (ii) Party A in the case of an Event of Default where Party B is the Defaulting Party or a Termination Event where Party B is the Affected Party.

4.   Account Details.

Payments to Party A:

                  Name:  Bank of America, N.A.
                  ABA#:  026009593
                  G/L:  6550219386
                  Attn.:  Rate Derivative Settlements

Payments to Party B:

                  Name:  Bank One, NA
                  City:  Chicago
                  ABA#:  071000013
                  Account:  #10-43256
                  Further Credit To:  CNH Equipment Trust 2002-A
                  Further Credit To:  Account #2600039800



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



Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by responding within three (3) Business Days by either returning this Confirmation in person or via telecopier to the attention of Brian Zwerner, Fax No. (312) 453-2787; Telephone No. (312) 234-2787. Failure to respond within such period shall not affect the validity or enforceability of this Swap Transaction, and shall be deemed to be an affirmation of the terms and conditions contained herein, absent manifest error.

Yours sincerely,

BANK OF AMERICA, N.A.



By:      /s/ Mindi Schuman
         ------------------------------------
         Name:  Mindi Schuman
         Title: Vice President


Confirmed as of the date above:
-------------------------------

CNH EQUIPMENT TRUST 2002-A

By       The Bank of New York,
         not in its individual capacity but solely as Trustee



By:      /s/ Erwin Soriano
         ------------------------------------
         Name:  Erwin Soriano
         Title: Assistant Treasurer




















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